          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.


No. 1
                                                                    $125,000,000

CUSIP No. 983759AA9




                 7.75% CONVERTIBLE SUBORDINATED NOTE DUE 2006

                       XM Satellite Radio Holdings Inc.

          XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000), or such other amount as is indicated on Schedule A hereof, on March 1, 2006, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:  March 1 and September 1, commencing September 1, 2001

Record Dates:            February 15 and August 15

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, XM Satellite Radio Holdings Inc. has caused this Note to be signed manually or by facsimile by two of its duly authorized officers.

                                        Dated:_________________________________

                                        XM SATELLITE RADIO HOLDINGS INC.

                                        By:____________________________________
                                           Name:
                                           Title:



                                        By:____________________________________
                                           Name:
                                           Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 7.75% Convertible Subordinated
Notes due 2006 described in the
within-mentioned Indenture.

United States Trust Company of New York, as Trustee

By:__________________________________
   Name:
   Title:

                                REVERSE OF NOTE

                       XM SATELLITE RADIO HOLDINGS INC.

                 7.75% Convertible Subordinated Note due 2006

          1.   Interest. XM SATELLITE RADIO HOLDINGS INC., a Delaware
               --------
corporation (the "Company"), is the issuer of 7.75% Convertible Subordinated Notes due 2006 (the "Notes"). The Notes will accrue interest at a rate of 7.75% per annum. The Company promises to pay interest on the Notes in cash semiannually on each March 1 and September 1, commencing on September 1, 2001, to Holders of record on the immediately preceding February 15 and August 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from March 6, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually.

          2.   Payments. All payments made by the Company on this Note shall be
               --------
made without deduction or withholding for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law.

          3.   Method of Payment. The Company will pay interest on the Notes
               -----------------
(except with respect to defaulted interest, which may be paid at such earlier date as specified in the Indenture) to the Persons who are registered Holders of Notes at the close of business on the Record Date for the next Interest Payment Date even though Notes are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest, if any, by check payable in such money. It may mail an interest check to a Holder's address set forth in the register of Holders. If a Holder who holds at least $5.0 million aggregate principal amount of the Notes so requests, principal, premium, if any, and interest shall be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

          4.   Paying Agent, Conversion Agent and Registrar. The Trustee will
               --------------------------------------------
act as Paying Agent, Conversion Agent and Registrar in the City of New York, New York. The Company may change any Paying Agent, Conversion Agent or Registrar without prior notice. The Company or any of its Subsidiaries may act in any such capacity.

          5.   Indenture. The Company issued the Notes under an Indenture,
               ----------
dated as of March 6, 2001 (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $125,000,000 in aggregate principal amount and subordinated in right of payment to all existing and future Senior Debt of the Company.

          6.   Optional Redemption. At any time on or after March 3, 2004, the
               -------------------
Company may redeem any portion of the Notes, in whole or in part, on at least 30 days but no more than 60 days' notice, at the following prices (expressed as a percentage of the principal amount), together with accrued and unpaid interest to, but excluding, the redemption date:

          Redemption Period                                                            Redemption Price
          -----------------                                                            ----------------
          March 3, 2004 through March 2, 2005...................................             103.100%
          March 3, 2005 through February 28, 2006...............................             101.550%

and 100% of the principal amount on March 1, 2006.


          In the event the Company redeems less than all of the outstanding Notes, the Notes to be redeemed shall be selected by the Trustee in accordance with Section 3.02 of the Indenture. In the event a portion of an outstanding
Note is selected for redemption and such Note is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption in accordance with Section 3.02 of the Indenture. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

          7.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder's address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

          If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such Record Date. The above description of redemption of Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

          8.   Mandatory Redemption.  Except as set forth in Section 9 below,
               --------------------
the Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

          9.   Repurchase at Option of Holder.  If there is a Change in Control,
               ------------------------------
the Company shall be required to offer to purchase on the Purchase Date all outstanding Notes at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Purchase Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company in accordance with Section 3.09 of the Indenture and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          10.  Subordination.  The payment of the principal of, interest on or
               -------------
any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          11.  Conversion.  The holder of any Note has the right, exercisable at
               ----------
any time after 90 days following the Issuance Date and prior to the close of business (New York time) on the date of the Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Class A Common Stock at the initial Conversion Price of $12.225 per share, subject to adjustment under certain circumstances as set forth in the Indenture, except that if a Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured).

          To convert a Note, a holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. No payment or other adjustment shall be made for accrued interest or dividends on any Class A Common Stock issued upon conversion of the Notes. If any Notes are converted during any period after any Record Date for the payment of an installment of interest but before the next Interest Payment Date, interest for such notes will be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holders of such Notes. Any Notes that are, however, delivered to the Company for conversion after any Record Date but before the next Interest Payment Date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. The payment to the Company described in the preceding sentence shall not be required if, during that period between a Record Date and the next Interest Payment Date, a conversion occurs on or after the date that the Company has issued a redemption notice and prior to the date of redemption stated in such notice. No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

          A Note in respect of which a Holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such Holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

          12.  Denominations, Transfer, Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

          13.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as its owner for all purposes.

          14.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          15.  Defaults and Remedies.  The Notes shall have the Events of
               ---------------------
Default set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing (other than an Event of Default arising from certain events of bankruptcy, insolvency or reorganization set forth in the Indenture), the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. If an Event of Default arising from certain events of bankruptcy, insolvency or reorganization set forth in the Indenture occurs with respect to the Company, such principal of, premium, if any, and interest on the Notes shall become and be due and payable immediately without further action or notice. If an Event of Default arising from certain events of bankruptcy, insolvency or reorganization set forth in the Indenture occurs with respect to any Significant Subsidiary or Significant Subsidiaries of the Company, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders of the Notes waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal or interest on any Note. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set forth in the Indenture, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

          16.  Amendments, Supplements and Waivers.  Subject to certain
               -----------------------------------
exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Company's obligations to Holders, to reduce the conversion price, to make any change that does not adversely affect the rights of any Holder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

          17.  Trustee Dealings with the Company.  The Trustee, in its
               ---------------------------------
individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations set forth in the Indenture and in the TIA. Any Agent may do the same with like rights.

          18.  No Recourse Against Others.  A director, officer, employee,
               --------------------------
incorporator, agent or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          19.  Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE
               -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF TIE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          20.  Authentication.  The Notes shall not be valid until authenticated
               --------------
by the manual signature of an authorized officer of the Trustee or an authenticating agent.

          21.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

        XM Satellite Radio Holdings Inc.
        1500 Eckington Place, NE
        Washington, DC 20002
        Attention:  [Investor Relations]

                                ASSIGNMENT FORM
                 To assign this Note, fill in the form below:

                 (I) or (we) assign and transfer this Note to

                  __________________________________________
              (Insert assignee's social security or tax I.D. no.)
                  __________________________________________
                  __________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

   Your Signature:__________________________________________________________
      (Sign exactly as your name appears on the other side of this Note)

   Date: __________________

 Signature Guarantee: * ____________________________________________


_______________________
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange

                      OPTION OF HOLDER TO ELECT PURCHASE

                           UPON A CHANGE IN CONTROL

     If you want to elect to have this Note or a portion thereof repurchased by the Company upon a Change in Control pursuant to Section 3.09 or 4.06 of the Indenture, check the box: [ ]

     If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: _________________

        Your Signature:________________________________________________
      (Sign exactly as your name appears on the other side of this Note)

Date: ________________________

Signature Guarantee:**

_________________________
** Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                              ELECTION TO CONVERT

To XM Satellite Radio Holdings Inc.:

     The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Class A Common Stock of XM Satellite Radio Holdings Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:__________________

          in whole ___

                              Portions of Note to be converted ($1,000 or integral multiples thereof): $______________


                              __________________________________________________
                              Signature

                              Please Print or Typewrite Name and Address,
                              Including Zip Code, and Social Security or Other Identifying Number


                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              Signature Guarantee:* ____________________________



____________________________
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   SCHEDULE A

                         SCHEDULE OF PRINCIPAL AMOUNT

     The initial principal amount of this Global Note shall be $125,000,000.
     The following increases or decreases in the principal amount of this Global Note have been made:

=============================================================================================================
 Amount of decrease    Amount of increase   Principal amount of       Signature of        Date of exchange
  in principal        in principal amount     this Global Note     authorized officer      following such
  amount of this      of this Global Note                         of Trustee or Notes   decrease or increase
  Global Note                                                          Custodian
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